Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated February 15, 2021, relating to the financial statements of Adjust GmbH appearing in the Prospectus in Registration Statement No. 333-261377. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-261377 on Form S-1.

/s/ Deloitte GmbH

Deloitte GmbH

Wirtschaftsprüfungsgesellschaft

Berlin, Germany

December 2, 2021